Exhibit 99.3

REMINDERBAND, INC.

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of Reminderband, Inc.

We have audited the accompanying consolidated balance sheets of Reminderband, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, equity, and cash flows for each of the years in the two-year period ended December 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of iFrogz Europe, SAS, a variable interest entity of which Reminderband, Inc. is the primary beneficiary, which statements reflect total assets of approximately $3,617,000 and $2,723,000, respectively, as of December 31, 2010 and 2009, and total revenues of approximately $6,016,000 and $2,853,000, respectively, for each year in the two-year period ended December 31, 2010. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for iFrogz Europe, SAS, is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Reminderband, Inc. as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

JONES SIMKINS, P.C.
Logan, Utah
April 13, 2011

REMINDERBAND, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	December 31,
	2011	2010	2009
ASSETS	(Unaudited)	(Audited)	(Audited)
Current assets:
Cash and cash equivalents	$1,155,905	1,425,039	832,440
Accounts receivable, net	5,716,466	6,036,850	3,294,630
Inventories, net	6,848,835	6,845,839	2,841,785
Inventory deposit	1,192,064	-	-
Related party receivable	-	-	126,920
Prepaid expenses	127,387	196,946	49,645

Total current assets	15,040,657	14,504,674	7,145,420

Property and equipment, net	2,920,204	3,007,114	2,467,492
Intangible assets	482,296	108,693	-
Deposits	135,906	127,742	71,661

Total assets	$18,579,063	17,748,223	9,684,573

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$4,295,984	3,114,458	1,800,908
Accrued expenses	440,453	797,498	460,906
Deferred revenue	178,331	188,473	1,266,065
Lines-of-credit	-	941,458	410,055
Current portion of long-term debt	595,042	599,150	618,289

Total current liabilities	5,509,810	5,641,037	4,556,223

Long-term debt	25,905	28,334	37,238

Total liabilities	5,535,715	5,669,371	4,593,461

Equity:
Reminderband, Inc. stockholders' equity:
Common stock, no par value, 100,000 shares
authorized; 60,000 shares issued and outstanding	200	200	200
Retained earnings	12,917,771	12,391,927	5,071,177

Total Reminderband, Inc. stockholders' equity	12,917,971	12,392,127	5,071,377
Noncontrolling interest	125,377	(313,275)	19,735

Total equity	13,043,348	12,078,852	5,091,112

Total liabilities and equity	$18,579,063	17,748,223	9,684,573

REMINDERBAND, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Years Ended
	March 31,		December 31,
	2011	2010	2010	2009
	(Unaudited)	(Unaudited)	(Audited)	(Audited)

Sales, net	$9,992,288	5,112,387	43,405,091	28,427,526

Cost of goods sold	6,323,765	2,154,282	22,462,556	15,107,162

Gross profit	3,668,523	2,958,105	20,942,535	13,320,364

Operating expenses:
Selling expenses	1,385,661	650,265	4,379,822	2,075,627
General and administrative expenses	1,958,681	957,625	5,520,099	4,783,058

Total operating expenses	3,344,342	1,607,890	9,899,921	6,858,685

Income from operations	324,181	1,350,215	11,042,614	6,461,679

Other income (expense):
Interest income	-	-	1,355	8,630
Interest expense	(16,180)	(12,001)	(59,873)	(7,832)
Exchange gain/loss, net	(108,944)	(66,301)	(141,123)	(3,527)
Loss on disposal of assets	(79,943)	-	-	-
Other	68	569	490	-

Total other income (expense)	(204,999)	(77,733)	(199,151)	(2,729)

Income before provision (benefit) for
income taxes	119,182	1,272,482	10,843,463	6,458,950

Provision (benefit) for income taxes	-	-	(15,210)	34,861

Net income	119,182	1,272,482	10,858,673	6,424,089

Loss (income) attributable to
noncontrolling interest	415,797	(29,259)	360,937	(61,680)

Net income attributable to
Reminderband, Inc.	$534,979	1,243,223	11,219,610	6,362,409

REMINDERBAND, INC.
CONSOLIDATED STATEMENTS OF EQUITY

	Reminderband, Inc.
	Common Stock
	Number		Retained	Noncontrolling
	of Shares	Amount	Earnings	Interest	Total

Balance at January 1, 2009 (Audited)	60,000	$200	$736,777	$-	$736,977

Equity at inception of VIE	-	-	-	18,660	18,660
relationship (Audited)

Distributions to stockholders (Audited)	-	-	(2,028,009)	-	(2,028,009)

Comprehensive income:
Net income (Audited)	-	-	6,362,409	61,680	6,424,089
Other comprehensive loss - foreign
currency translation adjustment (Audited)	-	-	-	(60,605)	(60,605)

Total comprehensive income (Audited)					6,363,484

Balance at December 31, 2009 (Audited)	60,000	200	5,071,177	19,735	5,091,112

Distributions to stockholders (Audited)	-	-	(3,898,860)	-	(3,898,860)

Comprehensive income:
Net income (loss) (Audited)	-	-	11,219,610	(360,937)	10,858,673
Other comprehensive income - foreign
currency translation adjustment (Audited)	-	-	-	27,927	27,927

Total comprehensive income (Audited)					10,886,600

Balance at December 31, 2010 (Audited)	60,000	200	12,391,927	(313,275)	12,078,852

Distributions to stockholders (Unaudited)	-	-	(9,135)	-	(9,135)

Termination of iFrogz Europe as a
VIE (Unaudited)	-	-	-	821,771	821,771

Comprehensive income:
Net income (loss) (Unaudited)	-	-	534,979	(415,797)	119,182
Other comprehensive income - foreign
currency translation adjustment (Unaudited)	-	-	-	32,678	32,678

Total comprehensive income (Unaudited)					151,860

Balance at March 31, 2011 (Unaudited)	60,000	$200	$12,917,771	$125,377	$13,043,348

REMINDERBAND, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Years Ended
	March 31,		December 31,
	2011	2010	2010	2009
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Cash flows from operating activities:
Net income	$119,182	1,272,482	10,858,673	6,424,089
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	121,846	76,009	357,777	110,506
Loss on disposal of assets	79,943	-	-	-
Provision for estimated returns	(230,191)	(13,372)	292,000	52,000
Provision for doubtful accounts	(59,987)	(43,676)	36,545	61,526
Provision for obsolete inventory	(140,547)	28,000	739,547	13,000
Deferred taxes	-	-	-	18,954
(Increase) decrease in:
Accounts receivable	610,562	689,787	(3,070,765)	(2,216,697)
Inventories	735,738	408,810	(4,743,601)	(1,323,160)
Inventory deposit	(1,192,064)	-	-	-
Prepaid expenses	29,559	14,497	(147,301)	(17,504)
Increase (decrease) in:
Accounts payable	1,181,526	(708,250)	1,313,550	1,221,996
Accrued expenses	(358,436)	(129,446)	336,592	(1,738,983)
Deferred revenue	(10,142)	(155,507)	(1,077,592)	1,209,936

Net cash provided by operating activities	886,989	1,439,334	4,895,425	3,815,663

Cash flows from investing activities:
Purchases of property and equipment	(106,841)	(353,176)	(896,197)	(1,563,564)
Purchases of intangible assets	(118,057)	(24,432)	(109,895)	-

Net cash used in investing activities	(224,898)	(377,608)	(1,006,092)	(1,563,564)

Cash flows from financing activities:
Deposits	(8,164)	4,166	(56,081)	(69,115)
Change in line-of-credit	(941,458)	(410,021)	531,403	250,000
Payments on long-term debt	(6,537)	(6,371)	(28,043)	(6,067)
Change in related party receivable	-	-	126,920	134,873
Distributions	(7,744)	(600)	(3,898,860)	(2,028,009)
Cash at inception of VIE relationship	-	-	-	1,202

Net cash used in financing activities	(963,903)	(412,826)	(3,324,661)	(1,717,116)

Change in accumulated other
comprehensive income	32,678	(274,044)	27,927	(60,605)

Net increase (decrease) in cash	(269,134)	374,856	592,599	474,378

Cash, beginning of period	1,425,039	832,440	832,440	358,062

Cash, end of period	$1,155,905	1,207,296	1,425,039	832,440

REMINDERBAND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

Note 1 – Summary of Significant Accounting Policies

Organization and Nature of Operations

Reminderband Inc. (Reminderband) was incorporated in the State of Utah on December 21, 2004. Operations are conducted through two divisions (Reminderband and iFrogz) and primarily consist of the design and distribution of wristbands, earphones, and cases and other accessories for consumer electronic and hand-held devices.

iFrogz Europe, SAS (iFrogz Europe) is domiciled in France and is primarily engaged in the distribution of media accessories such as phone cases, headphones, and other audio accessories in Europe and the Middle-East.

Future Trek, LLC (Trek) was incorporated in the State of Utah on May 6, 2009 and its operations consist of leasing real property to Reminderband under an operating lease agreement that expires on December 31, 2019.

Principles of Consolidation

The consolidated financial statements include the accounts of Reminderband and two variable interest entities—iFrogz Europe and Trek, of which Reminderband is the primary beneficiary. All transactions and balances between Reminderband, iFrogz Europe, and Trek, (collectively the “Company”), have been eliminated upon consolidation.

Variable Interest Entities

The Company consolidates any variable interest entities (VIE) in which it holds a variable interest and is the primary beneficiary. In determining whether it is the primary beneficiary of a VIE, the Company considers qualitative and quantitative factors. These factors include, but are not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of the Company’s interests and other involvements in the VIE; the obligation or likelihood for the Company or other investors to provide financial support to the VIE; and the similarity with and significance to the business activities of the Company and the other investors.

In 2009 an existing French company with no operations began operating for the sole purpose of distributing Reminderband product. In 2010 it changed its name to iFrogz Europe. Reminderband is deemed the primary beneficiary of iFrogz Europe, even though it has no ownership interest, because Reminderband has the implicit power to direct the activities of iFrogz Europe that most significantly impact their economic performance and because Reminderband has the implicit obligation to absorb losses of iFrogz Europe. Subordinated financial support from Reminderband to iFrogz Europe has come in the form of extended credit terms, the granting of unique price credits, and implicit guarantees to issue additional credits to cover operating losses. The creditors of iFrogz Europe do not have recourse to the general credit of Reminderband.

REMINDERBAND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

Note 1 – Organization and Summary of Significant Accounting Policies (continued)

Variable Interest Entities (continued)

In 2009, the two stockholders of Reminderband formed Trek to lease real estate exclusively to Reminderband. The economic substance of the relationship between Reminderband and Trek is that Reminderband has a controlling financial interest in Trek and is the primary beneficiary, even though it does not have an ownership interest. The creditors of Trek do not have recourse to the general credit of Reminderband.

The equity of iFrogz Europe and Trek is presented on the consolidated balance sheet as noncontrolling interest. The assets, liabilities, revenues and expenses of iFrogz Europe and Trek are disclosed in the supplementary information.

Interim Financial Statements

The accompanying interim financial statements as of March 31, 2011 and for the three months ended March 31, 2011 and 2010 are unaudited. In the opinion of management, all adjustments have been made, consisting of normal recurring items, that are necessary to present fairly the Company’s financial position as of March 31, 2011 as well as the results of operations and cash flows for the three months ended March 31, 2011 and 2010 in accordance with generally accepted accounting principles. The results of operations for any interim period are not necessarily indicative of the results expected for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The interim financial statements and related notes thereto should be read in conjunction with the audited financial statements and related notes thereto for the years ended December 31, 2010 and 2009.

On March 31, 2011, Reminderband acquired 100% of the iFrogz Europe stock. Therefore, the March 31, 2011 balance sheet includes iFrogz Europe as a wholly owned subsidiary of Reminderband. All other presented financials include iFrogz Europe as a VIE of Reminderband.

Use of Estimates in the Preparation of Financial Statements

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Significant estimates include the collectability of accounts receivable, the obsolescence of inventory, and sales returns and allowances. The significant estimates are based on assumptions that may be materially affected by changes to future economic conditions and the credit worthiness of customers. Future changes to these assumptions may affect these significant estimates materially in the near term.

REMINDERBAND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

Note 1 – Organization and Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Financial instruments which potentially subject the Company to a concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers which are monitored through ongoing credit evaluations.

Translation of Foreign Currencies

Revenues and expenses denominated in foreign currencies are translated at average monthly exchange rates during the year. Assets and liabilities are translated into U.S. dollars based upon exchange rates prevailing at the end of each year. The resulting translation adjustment is a component of consolidated equity.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash in banks, and cash invested in short-term highly liquid investments with an original maturity date of three months or less.

Accounts Receivable

Accounts receivable consist primarily of trade receivables arising from the sale of the Company’s products and are unsecured. Accounts receivable are carried at their estimated collectible amounts. Credit is generally extended on a short-term basis; thus accounts receivable do not bear interest although a finance charge may be applied to such receivables that are more than thirty days past due. Accounts receivable are periodically evaluated for collectability based on past credit history with customers. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance, and current economic conditions.

Inventories

Inventories are valued at the lower of cost or market and computed using the weighted-average cost method. Inventories consist of purchased finished goods available for resale.

Inventory Deposit (Unaudited)

Inventory deposit consists of amounts paid to suppliers related to inventory purchase orders.

REMINDERBAND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

Note 1 – Organization and Summary of Significant Accounting Policies (continued)

Long-Lived Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets and is recorded in the period in which the determination was made.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred. Costs of major renewals or betterments are capitalized over the remaining useful lives of the related assets. The cost of property disposed of and related accumulated depreciation is removed from the accounts at the time of disposal, and gain or loss is reflected in operations. Depreciation is computed by using the straight-line method over the estimated useful lives of the assets.

Useful lives for calculating depreciation are as follows:

Building and improvements	5-39 years
Vehicles	5-7 years
Furniture and equipment	3-7 years
Software	3 years

Intangible Assets

Costs associated with the acquisition of intangible assets are capitalized and are being amortized using the straight-line method over periods ranging from 5 to 20 years. Intangible assets are tested for impairment on at least an annual basis.

Revenue Recognition

Revenue from product sales is generally recognized at the time the product is shipped to customers unless shipping terms dictate otherwise. The Company believes that revenue should be recognized at the time of shipment, as title generally passes to the customer at the time of shipment. This policy meets established revenue recognition criteria in that there is persuasive evidence of an existing contract or arrangement, shipment has occurred, the price is fixed and determinable, and collectability is reasonably assured.

In cases where the Company maintains risk of loss, sales are recognized at the point of sale to the end-user. The Company recognizes revenues for these sales when substantial rights of return have been transferred to the end-user. This policy meets revenue recognition criteria as defined by generally accepted accounting principles in that revenue is not recognized because the buyer’s obligation to pay is contractually or implicitly excused until the buyer resells the product.

REMINDERBAND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

Note 1 – Organization and Summary of Significant Accounting Policies (continued)

Advertising Costs

Advertising costs are expensed as incurred. The total amount of advertising costs charged to expense for the years ended December 31, 2010 and 2009 is approximately $1,875,000 and $860,000, respectively.

Shipping and Handling Costs

The Company classifies shipping and handling costs as costs of goods sold in the consolidated statement of operations.

Presentation of Sales and Similar Taxes

Sales tax on revenue-producing transactions is recorded as a liability when the sale occurs.

Income Taxes

Reminderband and Trek, with the consent of its stockholders and members, has elected to be taxed as an S corporation and partnership, respectively, under the Internal Revenue Code. In lieu of corporation income taxes, the stockholders and members are taxed on the entities’ taxable income.

iFrogz Europe files income tax returns in France. Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Company considers many factors when evaluating and estimating its tax positions and tax benefits. Tax positions are recognized only when it is more likely than not (likelihood of greater than 50%), based on technical merits, that the positions will be sustained upon examination. Reserves are established if it is believed certain positions may be challenged and potentially disallowed. If facts and circumstances change, reserves are adjusted through the provision for income taxes. The Company recognizes interest expense and penalties related to unrecognized tax benefits in the provision for income taxes.

REMINDERBAND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

Note 2 – Accounts Receivable

Accounts receivable consist of the following:
	2010	2009

Accounts receivable	$6,698,921	3,628,156
Allowance for doubtful accounts	(113,071)	(76,526)
Allowance for estimated returns	(549,000)	(257,000)

	$6,036,850	3,294,630

Note 3 – Inventories

Inventories consist of the following:
	2010	2009

Finished goods	$7,623,386	2,879,785
Allowance for obsolescence	(777,547)	(38,000)

	$6,845,839	2,841,785

Note 4 – Related Party Receivable

The related party receivable is due from a stockholder of the Company, is unsecured, non-interest bearing, and is due on demand. The balance outstanding at December 31, 2010 and 2009 is $0 and $126,920, respectively.

REMINDERBAND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

Note 5 – Property and Equipment

Property and equipment consists of the following:

	2010	2009

Buildings and improvements	$1,527,596	1,229,478
Furniture and equipment	1,109,675	650,083
Land	626,524	626,524
Software	152,667	28,930
Vehicles	133,872	119,122

	3,550,334	2,654,137
Less accumulated depreciation	(543,220)	(186,645)

	$3,007,114	2,467,492

Note 6 – Intangible Assets

Intangible assets consist of the following:

	March, 31,
	2011
	(Unaudited)	2010	2009

Customer list	$263,584	-	-
Trademarks	193,434	81,744	-
Patents	27,108	28,151	-

	484,126	109,895	-
Less accumulated amortization	(1,830)	(1,202)	-

	$482,296	108,693	-

The weighted-average amortization period for 2010 acquisitions was 12 years for trademarks and 16 years for patents. Amortization expense of intangible assets for the years ended December 31, 2010 and 2009 is $1,202 and $0, respectively. Estimated future amortization expense for the next five years is approximately $9,000 per year.

REMINDERBAND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

Note 7 – Lines-of-Credit

Lines-of-credit consists of the following:

	2010	2009

A line-of-credit with Cache Valley Bank which allows
Reminderband to borrow up to $1,000,000. The line-of-
credit bears interest at the prime rate plus 1% subject
to a minimum interest rate of 5%, is secured by
inventory and other assets, and is due on demand. On
October 6, 2010 the line-of-credit was replaced by a
a $2,000,000 line-of-credit (see next paragraph).	$-	250,000

A line-of-credit with Cache Valley Bank which allows
Reminderband to borrow up to $2,000,000. The line-of-
credit bears interest at the prime rate plus 1.5% subject
to a minimum interest rate of 5%, is secured by real
property, inventory, and other assets, and is due on
demand. On March 4, 2011 the line-of-credit was
replaced by a $3,000,000 line-of-credit (see Note 15).	941,458	-

A line-of-credit with Cache Valley Bank which allows
Trek to borrow up to $490,000. The line-of-credit bears
interest at the prime rate plus 1% subject to a minimum
interest rate of 5%, is secured by real property, and
is due on demand. The line-of-credit matured on
February 15, 2010.	-	160,055

	$941,458	410,055

REMINDERBAND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

Note 8 – Long-Term Debt

Long-term debt consists of the following:

	2010	2009

Note payable to Cache Valley Bank, due on demand,
but if no demand is made then through June 15, 2029.
Payments are due in monthly installments of $4,610
including interest at the Federal Home Loan Bank of
Seattle Five Year Fixed Rate Index plus 2.75%. The
note is secured by Trek's real property. Cache Valley
Bank 's standard note agreement contains a demand
provision which is not expected to be used, however,
the note has been classified as current in accordance
with generally accepted accounting principles.	$589,436	608,574

Note payable to Toyota Financial Services, in monthly
installments of $810, interest imputed at 5%, due on
November 14, 2014, and secured by a Reminderband
vehicle.	38,048	46,953

	627,484	655,527
Less current portion	(599,150)	(618,289)

	$28,334	37,238

Future maturities of long-term debt are as follows:

Year ending
December 31,	Amount

2011	$599,150
2012	10,000
2013	10,000
2014	8,334

$627,484

REMINDERBAND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

Note 9 – Income Taxes

The provision (benefit) for income taxes consists of the following:

	2010	2009

Current	$(15,210)	15,907
Deferred	-	18,954

	$(15,210)	34,861

Deferred tax assets are as follows:
	2010	2009

Net operating losses	$118,000	-
Provision for returns	22,000	-
Other	(7,000)	-
Valuation allowance	(133,000)	-

	$-	-

iFrogz Europe has net operating loss carryforwards of approximately $355,000, which are available to offset future taxable income.

The differences between income taxes at statutory rates and the amount presented in the consolidated financial statements is a result of the following:

	2010	2009

Computed federal taxes at U.S. statutory rates	$3,687,000	2,196,000
State income taxes, net of federal tax benefits	382,000	231,000
Amounts due to non-taxable pass-through entities	(4,233,000)	(2,391,000)
Effect of earnings in jurisdictions taxed at rates
different from statutory U.S. federal rates	3,000	(1,000)
Other	12,790	(139)
Change in valuation allowance	133,000	-

	$(15,210)	34,861

REMINDERBAND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

Note 10 – Operating Leases

iFrogz Europe leases office space under a non-cancelable operating lease expiring November 30, 2018. Rental expense related to this operating lease for the years ended December 31, 2010 and 2009 is approximately $25,000 and $2,000, respectively.

Future minimum rental payments are approximately as follows:

Year ending
December 31,	Amount

2011	$25,000
2012	25,000
2013	25,000
2014	25,000
2015	25,000
Thereafter	75,000

$200,000

Note 11 – Supplemental Disclosures of Cash Flow Information

Actual cash paid for interest and income taxes is approximately as follows:

	Three Months Ended		Years Ended
	March 31,		December 31,
	2011	2010	2010	2009
	(Unaudited)	(Unaudited)	(Audited)	(Audited)

Interest	$16,000	12,000	60,000	8,000
Income taxes	$-	-	-	-

REMINDERBAND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

Note 11 – Supplemental Disclosures of Cash Flow Information (continued)

During the three months ended March 31, 2011 (unaudited), Reminderband acquired iFrogz Europe in exchange for cash and forgiveness of debt. Assets and liabilities recorded from the acquisition are as follows:

Cash	$200,259
Accounts receivable	922,887
Inventories	2,105,157
Prepaid expenses	66,043
Property and equipment, net	97,706
Intangible assets	263,584
Deposits	135,906
Accounts payable	(718,700)
Accrued expenses	(244,433)

2,828,409
Cash paid	(40,000)
Forgiveness of debt	(2,788,409)

$-

During the year ended December 31, 2009:

•	Trek purchased property in exchange for long-term debt of $661,594 and an increase in the line-of-credit of $160,055.

•
Reminderband began consolidating iFrogz Europe as a VIE (see Note 1 “Variable Interest Entities”). Assets and liabilities of iFrogz Europe at the inception of the VIE relationship are approximately as follows:

Cash	$1,202
Accounts receivable	27,424
Inventories	24,048
Deferred taxes	18,954
Deposits	2,546
Accounts payable	(55,514)
Equity	(18,660)

$-

REMINDERBAND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

Note 12 – Employee Benefit Plan

The Company sponsors a defined contribution 401(k) and profit sharing plan for eligible employees, as defined by the plan. Contributions are made to the plan at the discretion of the Company’s management. Contributions made to the plan for the years ended December 31, 2010 and 2009 are approximately $70,000 and $65,000, respectively.

In France, employees who retire are entitled to a retirement indemnity paid in a lump sum and calculated in accordance with local collective labor agreements based on salary and seniority. This obligation is unfunded and considered a defined benefit obligation per Accounting Standards Codification 715. At December 31, 2010 and 2009, no provision for retirement indemnity has been accrued by iFrogz Europe as the obligation has been assessed as not significant due to very low seniority and the young age of employees.

Note 13 – Sales to Major Customers

Sales to customers that exceeded ten percent of net sales during the years ended December 31, 2010 and 2009 are approximately as follows:

	2010	2009

Company A	$8,284,000	13,934,000
Company B	$8,080,000	-
Company C	$4,766,000	-

Note 14 – Commitments and Contingencies

Product Liability Claims

The Company, as a retailer, distributor, or manufacturer of products, faces inherent risk of exposure to product liability claims in the event that the use of its products results in injury. With respect to product liability claims, the Company has liability insurance; however, liability policies contain certain exclusions (such as those related to specific types of claims) and there can be no assurance that such insurance will be adequate to cover all potential liabilities. In the event that the Company does not have adequate insurance or contractual indemnification from manufacturers of its products, product liability related to defective products could have an adverse effect on the Company.

Note 15 – Subsequent Events

The Company evaluated its December 31, 2010 financial statements for subsequent events through April 13, 2011, the date the financial statements were available to be issued. Other than the events noted below, the Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

REMINDERBAND, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2010 and 2009

Note 15 – Subsequent Events (continued)

On March 4, 2011, Reminderband entered into a $3,000,000 line-of-credit agreement with Cache Valley Bank. The line-of-credit bears interest at the prime rate plus 1.5% subject to a minimum interest rate of 5%, is secured by real property, inventory, and other assets, matures on March 4, 2012, and is due on demand.

On March 31, 2011, Reminderband purchased 100% of the stock of iFrogz Europe for $40,000 and forgiveness of the intercompany debt.

On April 11, 2011, Reminderband entered into a $2,000,000 line-of-credit agreement with Cache Valley Bank. The line-of-credit bears interest at the prime rate plus 1.5% subject to a minimum interest rate of 5%, is secured by inventory, matures on October 11, 2011, and is due on demand.